Exhibit 3.2

EX1A-2B BYLAWS 6 ex1a_2b.htm EXHIBIT 1A-2B Exhibit 1A-2B EXIA-2B BYLAWS 8Yl.AWS Of Atli& MOlor Vt.hideo Inc, a Delaware Corporation AR1"1CLEI Stockholdm Section 1.1. Annual Meetings. An a.nual meeting of st<Ckholdersof AUis Motor Vehides he (the "Cotporntior1'') shill be held for the eltc:.tior, of di.rector, on & da~ and at a time and place either within or ·without the sratc o( Dela"rare fixed by resolution cf the lbardo( Directors. Any other propc:t bu:sl'"less IWlY be l:nruclcsed at the annual meeting, Section 1.2 Spe<ial Meetings. Special 01eetings of the sb>Ckholder, may be called ot any rune ~Y the Board of Directors, the Chairman of the Boaid of Directors or the holders ol shares entitled to cast not less than ten percent of lhe votes at the meeting. such meeling to be held on a dateal\d ata time and place ei61er \\>ithinor without the state of Delaware as may be stated :n the notice of the meetirg. Business transacted at any specitl me,ting of the stockholders ,hall be limited to th, purpose, stated in the notice. Sec:tiu, 1.:). N(,tleie of Meeting,. Whei,evU-$lOC.khoJJ~n,are re.qui.red (n pero, itted to take an_( action ata meeting. a written notke of the rneetirg shall be given not less lhan lt!n r1.1r mUrt! tbiifl Sixty cLiys btfore t1\e dat~ of thcmcclit\g to each stod< . .holdct en tided tc vote the..rtat. U mailed, such notice .shall be deemed to be given \-.,•hen deposited in u,, United States mail, pootage prepaid, clirectel to the stockholder at such stockhold~' s address as !t appears on the records o( the Corporation. &tch notia shall state the place, date and bout of the-mcetlng, al\d in thecaseof a special mctting. the general purpose fo.r which themeeting is <:ailed. Section 1.4.. Adjournments. A.ay meeting of stockhoJd~ may be adjoumed from time to time, to reconvene at the salJle or some other place. t\otice need not be given of any euch adjourned meeting if the daki, time and plRco thcr(!Of are announC'ild at the meeting al which the adjournment is tal<en. At theadjoume<J meeting the Corpo,ation may tra..nstct any bus.U,ess whkh might have been Ltru'\So.-icled al the orlglnal ·n,eeiing. If the adjournment is fur more than 30 days or if after the adjounment a new record date is fixed for cite aclJoumed meellng, 1 not:ic:e of the ad)owned meeting shall re given co eachstodholder of record entitled to vore al the meeting. Section 1.5. Quorum. At aac:h meeti-ng of stockholders, e<cept where otherwise provided by law or the ctrtificate d incorporation or these bylaw$, the holders of a majority d the outs.landing cih.u·es ,>l stock entitled. to vote, r!-prese:ntcJ in pcrSon or by proxy, sh~ll constitute a quorum ata meeting of the slockhoklers. In the absence of a quorum, my meeting o( .slQc.khold!U$ mity be~tljoumcd from time to time by the \IOtt!O( a maioritJ of tl1e shares represented either in person or by p10xy until a quorum is present 01· represented.. Shares of its own capital stock belonging to the Corporation or to another Corporation whue the majority of the voting power is held by the Cor_poration shall nethlr be entitled to vote nor rou.nled for quorum pUIJX)Ses; provided, ho,.....ever, that the foregoing shall rot limit tlv.! right of the Corporation lo vote stock, including: bot not Hrnite-i to its own stock, held by ft lna fiduciary capacity Section 1.6. Organiution. Me<tingsofstockh<>lders shall be presided over by the Ch.ainni:an of tho 80.i:rd ol Directo.rs. if a.ny, o.t in the ah:s¢nce of the:: Chru.m\nn. oE lhc Board of Directors by the Vice Clwnnan of the Board o/ Directors, ii any, or in the absem,..-e o: tl,e Vkt: Choin:nctn o( the Board o( Oiretton; by 1..h e Presldetu, OJ' bl ll-w absence o: the foregoing persoo.s by a clwmun dcsigru,ted ty the ll<,ard of Directors, or tn the absence <>f sueh designation by a Chairman chosen at the meetU\g. The Secretary, or in the l'b.sen<e o( the Secretary, an A.,;si..,;ttmt Secretary, sh£ act as secretary of the meetng. Cir in their abserce thl? duirman of the mi>eting maJ appoint any person to act as secretary of 1he meeting. Sectfon 1.7 Voting,. Unless oth-erwtSI? provided in the cP'tifi('alP of inoo,pnration, ..,,h stod<holder entitled to votl? at any m .. ting of stockholders shall be entitled to one vote for each share held hy such strekhddPr which h~s votirg power upon lhe mattQ.I' in questions. Directors shall be elec:teii by a plurality of the votts of the s.Mres present i.n per,cn orrc:p~c::Phxl by proxy .it the n,celing and eotilled lo vote vn lhe d<'Ction of directors. In all other matters, unlus othenvi.se provided by :aw or by the certificate of incorponacion or these bylawsf the illlnna.Llve vote u! the hohlers of a majority vt the shares prESent in pelS01\ or represented by proxy ~nd entitled to vote on the subject matter at a meeting tn wNc.h a quorum is present shall be tlu act of thestod:.hoJders. Where a separate vote by class or classes is requited, the affitmative vote of the holders of a majority of the Sha.res of such c.ass or classes present ln rerson or repre,entod by proxy shaJ be the act of such <lass or classes, except as otherwise provided by law or by the certificated lfl<.XlTPOntionor these bylaws. Secticn 1.8. Stockholder's Pro,d.es. Every person entit1eC to vote or to ex:press 00¥\S4!'nt 01 disse.nt to OOk')-'Orate act:im in writing without $ m:<iting- 1Jlll}' .-uthorize another person or peroons to act by prox;• with respect to sud\ shares. No proxy shall be vote.d or l'U'.ted on after t.htee ytara from rut date, unle:,., the proxy provklcs for -' longer period. Every proxy continues in flil for<e and effect u.ntil revoked by the person ex.ec-util\g lL Such revocation may 00 clftOL"'ll t>y a writing daivered to the Corporation stating Iha the proxy ls ttVQked orlby a subsequent proxy e>.ecuted by the person exeC'\lti.ngthe prior proxy and pt~sented to the medU\g, or a~ to any meeting by attendance at su.cb meeting al\rl. voting in person by the person executing the proxy Secticm 1.9. Fixing Date for Oeterminatinn of Stni'!~hnlde~ of Record. In order that the Corporation may dctl'nnin.e thE stockholders entitled to notice-of any meeting, the Boa.rd of Oirectori; may for a 1'«.ord dat"', whirh $hill not be nore than. $h:ty nor less than ten days prior to the date of sL.Ch m<!<!ting, nor shall the record date pr<eede the ®tc u.por which the re,olu.lion fixing Uu: n.-cord date is adopted by the Board of Directors. In order that the Corporttion may determine tJ1e !tockholders cnti~ed to L-Onsenr tc; corporate action wtthou1 a--meeP.ng. the Board of Directors may fix a record date, whkh shall not precede, or be more than 10 days after, the dote upon which the reoolutio• fixmg the record date is adop:ed l>y the Board of Directors. In order that the Corporati)i\ may determine the stockho?ders entitled to receive payment of any dividend or other d.istribt,ttionor aliotJnent of any rights or d any o ther lawful action, th.-, R"IMrl"'( nirPl'"tnrc:;: f!IPY .6v a t«x>td d,o'\to. whii;;h .._haU notbf! moro thtin GV!ty d."l)'G prior to s1..Ch action. ll no record date is fixed: (I) th, re«>rd date for dettnni>ing stockholders etltitted to notice of c:r to , ·otc run ,neeli.t,g o,£ ~ttXkholder., .:shill be: al UU? c;Jo:;e of business un tb~ business Cay next preceding the da:( on which notice is given or, if notice is waived., .at the duse <:f bu~i,nesson the busb\ffi day next preced.i.ng the day on which th~ meeting is held, (2) Ile rOOlrd date for detemuning stockholders entitled to give consent to corporate action in writing without.a meeti.l\g, when no prio1 action by the Board of Directors has been W<en,shall be tt.e day on wludi the first written consent is fliven: if prioractian by the Board of Directas is 1cquired, then the re;ord date sl\a.U be tht do~ of business on d1e date tte Board of Dira::toN. adopts the resolution ta.king such prior oction, and (3) lhe record date £or ~termini.ng stockholders for aM)' other purpos, shall be at lhe.Ci.OSe al bu.sines:son thod~ on which the Board o!DiroclOts .ld0pl$ the resolution relating iliereto, un~ss the Board of Directors sets a new record date. Sectioo 1.10. Consent of StO<.kiolders in Lieu of Meetirg. Except a.s otherw1,5e proviJecl In Lhe cenJLJCdte of il'COrJ)Jtal1011, any action which maybe tal<en.at any anmul or •pedal meeting of the stockholders may be taken 1<ithout a meeting and w1tncul pnor nouce, u a consmt lnrNtiting, setting forth the tction .so taken,sha.U be <igned by the holders of outstandJ"i shares having not less than the minimum •umber of vo:es that would be necessary to authorize or take such adon at a meeting at which all shares mtitll'd to vote there:>n '"-ere preseol and voted, ard shall be delivered to tlte CorporaticU\. E,·ery written consent shall bear llte date of signature of e.tch stockholder who signs the consent,. and no writtm con.~nl ~h.aU be o(i~() u"let.S, within 60daysof the ~lies: « msent, written consents signed by a sufficient number of holders ha,•e been dC>liV&r.,.d "'('I thqQ1rporation, Unlcs3 all stockholders entitled to vote ~ent in wri.lin'-' prompt notice of any stockholde,: approval without a metting shall be given to tho,e stockholders who have not conserteJ ln wrWng t1.nd "'ho, il the actiun ha(l bet:n tal<.Ell at a meeting, would have been entitled to notice of tl,e m••lir!! if ilie record date for such meeting had been the date that sufficient consents were de-livered to the Corporaticn. ARTICl Rll Doud of Directors Section 2.1. l•owcn; Number; Qua.liJicatioru. The bu.:sint:s:s A.nu affilirs of the u,rporation shall be managed by, and all corporall! powers !hall be exercise:! by or undet, the direction of the Board of Dire<tors_, except as otherNise provxied by laws or in the c~catt of incorporation. The Board of Oirectors shall consist of one or more members, the number thereof IO be detennined from time to lime by the Boord of Directors. S9ction 2.2, lnection;J9ffll 0£ Qffiu; Riii"lp.ation; RQmovaJ; Vaundvli. Each director shill hold office until a successor has been elected ard qualified or until his or h.er e"'rlierrcsignation or removal. Any director m;iy resign effective upon giving written nctice to the Chairman of Ire Board of Diroctor.;, the President or the Secretary ol lhc Corpornti.on. Su.ch tC'figuntioa :1hrul mkt:" dfoct -ttl the tum: :1~cifo:d I.herein, 4nJ unless oth?rwise specified therein oo acceptance of sucluesip,ation shaU be necessary to make it effective. Any or all of the directors may be remov-!d, with or without <a use il $UCh removaJ is app,oved by a majority of the c,ut.standing voting shares the, entitJed to vote on the election of directors. Uri es.~ Qtherwise provided in the certificate of incorporation or in these bylaws. vocancies and newly-o:eatEd dir«:torships resulting from any SlC;rease in the authorized number ol directors maybe filled by a majority of lhe, directors tht.n in offict, ~It.hough Jes~ than a qupnJm, or by thP,SOlP remaining director. Secticn 2.3. Regular Meeting•. Regular meetings of the Board of Directors may be held withvut notice <lt such places wiUUf'! or-without lhe stat, o( Dclnware and at such times as the Boatd of OirectorS may from time to time detcrmi.ite, aod if so deter.mined notk:e tllen:o( ni..--eU 1tot be given. Secticn 2.4. Spedal Meetings; Notlre of Meetings; Waiver of Notice. Special meetings uf the Board oi Directors may be held at any time or place within Cl' without lhe state ol Delawar, whenever called by the Chairman of u,, Board of Directors, by the Vice Chairman of the Board of Dire:tors, if arw, or by at1y tw:> dirtctors. Reasonable notice shaJ bt? given by the person or pe,sons calling the- nietling w\less a director signs a waiver of notice or a consent to hc,Jding the meeting or an .ipprovaJ of the minutes lhereot whether before or alter the meeting, or who attends lhe meeting without pn:,tc:tti.ng the hck of nt)tit:c prior be th~ m.eotins or at its con'll.'l\enoome.nt. &:ct.ic:.'12.S. Participation i.n Mf:ctu,gs by Conference Tdcpbonc rc1-n.Uttcd.. Members:,{ the Board of Directors,or ally committee designated by the, Board of Oirectors,may partldptue in a mel!ti1.1g ut tltt:> Buard of Dirociors ot o( sucb c.."OU.Uilillee, as the cast may be, through the use of conference telephone ar similar communications eqw_pn,CJV by means of which all rr.embers participating in such meeting can hear on~ another, and p:irtidpation in a meeting pursuant to thisSectim shaU constitute presen.:e in pPr'.'ton 3l such meetina. SectiM 2.6 Quon.tn\,i Adjtn.lm:nent: Vote RequirN for Actfon. At all meetings of the Board of Directors a majority of the authorized number d directors shall constitute a quorum for the traruaction of bus:i.riess:. The vote of :i majority of the directors present al a meeting at which a quorum is prosent1hall be sl,all be theactol the Board of Directx,rs unJ~ the certificate or i.ncorporatfan or lhese bylaws shall ttquitt a \'(1tl! of a greuer number. Sectic,n 2.7 O, gani:ution. Me<!ingso/ the Ooard of Dire:tors shall be presidtd over by the Cluirman of the Board of Directors, or in the absonce of the Chairman of the Board of Oireciors by the Vice Chairman of the Board of Directors. if any, or in th,ir absence IY/ a cha.irma.n chosen at the meetil'lg. The Secretary,or in the absence of the !:wx'J'(>hl..JJ' M. AfmtMt ~r-Qtary. li'hill act as Htnltuy of the .nff'Ling, L"'Llt in the ah6,u,<0 ol the Secretary and any Assistant Socretary tht? chairman of the meeting may appoint Ill\)' person to acl a.s.secretory of the- meeting. Seclic;•, 2.a Action by Olieth)i:., Wifhuut a Meetin~ Ant action requin:d or permitted to be taken b)• the Board of Directors, or any committee thereof, may be taken Without a:rneeting if all members 0:: the Boar<! Of OiJectors or of such con\U\ll'tee, as the case may ,e, consent in ,~·riting to such action and such conS!llt is filed with the minutes of the pro:eedings of the Boa.rd of Directors. Section 2.9. Compensation of Oire.:tors. n,e Board of rnrectors shall have the authority to fix the CX>mpen..ation nf djr octors for S1'-rvicts io my c.-padty ARTICLE ID Committees Section 3.1. Committees of Direct on. The Boc'lrd of Di.re:tors may designate one or more committees, each consisting ct one or nx,re directors. Any conunrttee, to the extent provided in the resdution of the Bc,ard of Directors, shall ha•;e and may ex('.rcise all ~ powers arid autl\ority of the Board )f DitectoJS, except that .ro such committ-ee shall have po~_r or authority with respoct to the, following tnatttns: a) Approving or adopting,« recommending to the sbckholders, any action or rnattttr expressly ~uiJed b:,r Oehwau Co.q,oration law to~ .submitted to the 1,:t«kholder9 for approval, er b) The ol.m.cl'ldmcnt or rc-pccl of lhc bylaws. or I.he nd>plion of new bylaws. Secticm 3.2 Committee Rules. UnlP,;\.4- thP l\oarrl of OirPCtnrs tlth~!:e provideit. each coomiltet desigruit<'d by the !oml of Directors may acopt, Amend and repeal rules for tne conduct of its busine"- ht tho ahttrn~O(lf a prov:6ion by the Board of Directors ~r a provision in the rule! ol such committee IO the contrary, each committee shallconC.uct its buM~ in the saoe m.atu\er os tJ,e Board o( Oirmotsconducts JlS bu$iness pursuant to Artlde Do/ these bylaws. ARTICLE IV Offi<ers Sectic,n 4.1. Officers; Election. As soon as practicable af~r the annual meeting of stockhold~l'S U'I ,mch YC!:-tr, the;, Boa.r4 of Oirecl't>.rs shall elect a President n.nd o Sccrct;:uy, and if it so determines, elect from among its memters a Chatman of the Board of Di:rc<t¢t:, -1nd .i VkeCb.lirmnn ol tl.e B<»rd of Oi.r«:tQr,. Th'" Oonrd of Di.n.>clons may also elect one or more Vice Presideats, one or more As.,;L,;tantSecretaries,. and such other offlc.ws as the Boa.rd ot Otrectors m1y ctee-m ~bte or appropriate and may gh'e any of then\ such furUl!?t designations er altanate titles, as it coruidcn desirable. Section 4..2 Term of Office; Res.ignatio,n; Removal; Vactndes. Except as otherwise provided :n the resolution of the Beard of Directors electing my officer, each officer shall hold office until his or her suo:e$sor i~ elr,ctf><I and qui.lJied o.r 11ntil hi~ or 1-e.r earlier res:gnation ot removal. Any officer may resign at anytilne upon written notice to the Boa:rdo( Oi:rectorc: or to tho Chnirmaft of thP &.ard of Oiteetors or the Secretary ol the Corpo,ation. Such resignation shall take effect at the tim, spedlied therein, and un1ee& ¢~•~ 1:1p<:cificd lhcrcin r..o n«epl~'\.l\<:e of su.ch n!:$,ignation s:hJtU Ix n~:Jd.ry to make it filfect:ive. The Board of Directors rnay remove any officer with or without co,u:,~ o.t MY time. Any ~ch remov..l ~hall be wJlhou.1. p rejudice l0 tb.~ OOJ'1trctctu.a1 rights of such officer, ii any, with the Corporation, but the election o/ an off,cer shall not o( 1~1 creab:! contta<:tua1 rights. Any vacancy occu.mng tn anyotfi~ ot the Corporation by death, :esignation, removal or oihen.ise may be filJe:1 by the BJardof Directors at my regular or ,pecial meeting. Sectim 4,3 Powers .tn.d Duties. The.officiers of the Corporation shall have such powf?t~ and duties it'I the m~nagement o( thP Corporation as ihall be stated in these. by1aws or in a resolution of the Board of Directors which is rot inronsio;-tent with these bylaws :ut.-1, t(\ th11 ~xtentnot sc. st.I~ ai; geru'!rally pe.r.tain to their .respcctfrc office$, subject to me control of the Board of Directors TheSecntaryshalJ have the duty to record the prnceeding., of the mccti11.g3 of the ,toc:.kholde.rs, the Oolrd of Din.::ton and •ny <0mmittees in a book to b< kep: for that purpo<e. The Bror<I of Directors may r~qulre 8 JV/ offker, ag~rttut emplo}ee tu g ive security for tbt faithful perfonnan<e of his or her duties. AITT!a.EV 'Forms o( Certificate5; Los:s: and Trus£e..r 0£ Sh:ues SE:<:ti«n S,1, Fo.nns ol Certificates. A holder of :ihare$ in the Corporation may receive a certificate signed in the nune c( theCorJX>ration by(!) the President, any Vice President, Chamnan of the Boord Cf Dir«:IOr$ or Vice Chairman, and (2) by the Chief Financial :)fficer, Treaswer, Assistant Trea$urer, Secrewy or Assistant Secretary Each certificate shall state the number of shares and the class or SEries cf shares owned by suchstockholder. ll such certificate is manually siened h)'· ore ofhN;>r ex manually countersig;ned by a transfer agent Cl' by a registrar, any othe1 signature on the certificate may Mo\ Glcr:imilv. In ~at9 any offkiH', tnns.l« agM.t or reg,1,trar who hM cigncd or wh~e facsimile Sil,tnature has been placed u_pon a ,ce.rtificateshallhavecea9::!d to be !>-UCh offic~r, trinsfor agent' or tegistl'ar bo-.lo.r~S-uehcertific:ate i, i:imcd, it m.:ty be issued by U,c Corporatbn with the same effect a~ ii Sl.K;h person were sud. officer~ triUl.SfEr agent or n:ghtror d Litt: datt: of i:s.."Ue. If theCorporation is authorized to issue more than one dass ot stock or more than one series of any class, Lhe powers,designatims, preference5,. re.lative Qr other special rights, qualifications, reslrktioos and limitations of each clos; or ,.,,iesshallbe s,t forth in full or ru.mmarized on the face o: bad of tlie certificate re?resenting such class. or series of s!OC.k, provided that in lieL of the foregoing, there may be set iorU1 on tho bade or facP of the c(>rtjficate a ,;tatement that the Corporation will furnish without charge to each stockholder who requests the powers, dtsignations, prde.reoces, relative or other spec:.W ri~ts, qualifications, rest::rtctions and 6miutions of $1.Ch d\ss Or $Cries. Sc:c:tk'll S.2. Loat., Stolcm or Dct-troyitd Stock Ce.rllfkatei; hisu.anc~ of New Certificates. The Corporition may 1.55uea new share CCitificate or a new certificate foT any o.ther:;erurity fn the placeof ar-y cen:incate theretofore i~ued t>y 11,. alleged to have been Jost, stolen or destroyed, and Che Corporation may require the owner of the lost stolen or destroyed certi.ficate,or Sld\ owner's legal r-e.presentative, to pve the CorJX)trttfo.na bond sufficient to indemnify itagainst any claim that may be made against it ,:including any expense or liability) on ao:ounl of Ile alleged !oss, !heft or destructiCll of any such ctrtifkate er the issuance of such nev.• cc.rtificatc. Section 5.'.I. Uaiuance of non . c:e-rUfiffl book .. e.ntry -hu~,. Tht Quporo1.tion may by resolution pro,..ide for the issuance of shares of its capital sto:k in book-entry {u.n~rtific.atcd) form. In such event. nil references in t.he,e B)ioW$ t-() the delivery of stock certl'icates shall be mapplical>le. The C<rp<>rations Transfer Agent shall keep dpprvpritlb: £et:i.:m,b imJi(~ting t..he number ohhan::i of atpittl .stock owned by each person to whom shares are issued, any ttstrictionsapplicablt to such shares of capital stock and the duration thereof, an<I other relevant tnfonnartcn. Upon eJ<plratton of any appli:ablE restrictiOn$ for any reasc:n,. the Transfer Agent Soctio, 7.6. Amend.ment of Byl.,.wii. These byfaws:may ra ammded or ~pealect and new bylaw, adopted, by the lloiud ct Dir«:ton. The stoc<holders ,in titled to vote, how<r,l'c.r, .ota.4, th¢ right iO ."l.dopt addition.al by1Qw$ ®d. m.i_y amend or .rcpC-'l .my bylaw whtttber ot not adopted by tte.m. /Re111ainrkr lnfentionally Left B111nk.l ARTICLE VI Section 6.1. R~ords. The Corporation shall keep a $:otk :edg~, a li,t of stockholders and other books and records as may be required to run the Corporation. The Secrellry shall have the duty to record th• prOOO<?dings d the meetings of the stockholde.,;, the Board of Dirocto.rs and any committees in a book to be kept for lhat purpose. Section 6.2 Form of Records. Any rocords maintained br the Corporation in the r('&ubr rcourM> tif it,:. bu.lbnc!F:6, inch.uling il.8 stock l~ger, boo~:,. of ac.count and minute book,, maJ be kept on, or be in the form of, crotputer discs, magnetic upe, photographs., or .my other inlorm;i,bon ,tora.gc d¢vi«, provioed that \'he r~rds $0 kept can be converted into dearly legible form within a rcasooable ti.me. The Corporation shall .so convert any reconls so kept upon lhe reque.sl of any per.son entitled to irupect the. same. ARTICLE VIl Mi,cellaoeous Section 7.1. Fiscal Yeu. The fiscal year of the Corporatio, shall be determined by the Boo.rd of Di.rocton;. Secli«l 7.2, Scal. Thc:Wrpc;m1t.ivu tnciy hove: rt«,1·po ... ate$eA.I which shaD haw lh,e name of ll-£ Corporation inscribed lhere<.>n •nd shall be in such form as maybe app.roved from time to time by the Board of Di.re<:tors. The tcrporate sw.l may be usOO by causinG it ora facsimile thereof b be impressed or affixed or in any other manner reproducEd. Sectim 7.3. Waiver of Notice of Meeting$ of Stodc.holdus, Directors and Corrunittees. Whenever rotice is required to be given br law or under any provision d the cutificate of incorporation or lrese bylaws, a written wahte.r th(>.foof, signed by the person entitled to S\-Once, wh..-thP-r MMM Ot' aftel' the time s:taied there.it\ shaU be

dee.med equivalent of notice. Attend8.n\""e of a person a,t a meeting sh.ti constituie a waiver of n,otiee ol sach meeting, "1Xcopt whe:a tho pc.rOOl\ ~tt<!XldS a m¢,::bng for the c,<pr~ purpose ol objecting; at the beginnbg of the meeting, to the trans.,ctlon of any busine,s because the mecti:ngb net lawfu.Uyc....-Ut.:J or <:-.::mvetted .. Neitier lJ'le busi.t,ess lo bt traI\SActed at, nor the purpose of, any regular or s))?Cial meeting of u,e stockholders, dira'1ors c,r members o( a commiure of directors need be s_p«:ified ln a.ny written wah1er of notice .. mJess required in the certficate of incorporation or these bylaws. Srctioo 7.4. lntere:Rted Oit·ech:u,,; Quo:rum, No contract« transaction betweel"I the Corporaticn and one or more of its ,fueciors or between the Corporation and any other C<>q,or,uicn, finJ'I or MSoci.1.rion lA which ◊nC or m(>rc of its <lircdon; a.ro diroc::ton, or have a financial intetes~ shall be void or voidable ~Jely for bis reason, or solely bt!caus~ s, ... ch dln:ctCJI' or diroctors a.:~ prtS~lH at the meeting lf tht: Bt.:,,m.l vf Directors or committe< theroof which authorizes, approves or tatifies the contract or transaction, or solely because .his or her or their vo:es are counted for such p.t-rp<.Y,e, i/: (1) the material facts as to his 01 her relati>nship or interest and as to the conTad or transaction are fully disclosed or are known to the Board of Directors or the comnittee, and I.he Board of Direelors or committee authorrzes, •pproves or ratifies the ccntract or transactio11 in good faith authorizes the contract or transaction by Lhe affirn.ative votc-s of a majority of the dU.ink:r81iWd dirtclott., even t.hcu.gh lha dilti.nh'!rf!Rlod diNCL,•u•,,i l'>t.1 lie."""' tNn a quorui:n, er (2) the. material facts a, k> his or her relationship ,,r interest and as to Lhe «mtract <>r t:r.m::Jaction Qtt fully d.ikl~c.-d OT a.re known to th¢ :stockholders end such contra.ct or transatt:ion is specifically approved by lhe stockholden in good faith by vote of Ute s tockholders; or (3) the ccmu-u;t or transaction ls fair as lO the Corporallon a:; of the time itis authorized, approved or ratified, by the llpard d Directors, a committee thereof orlhe stockJ~lders. Commc,n or interested directors may be counted in determining the presence of a quor1un at a meeting of the Bo:ird of Oir«tors or of a rommitteE which authorites the contractor ttansaction. S,ecti<;n 7.5. Indemnification. The Corporation shall havt the power to indemnify to the fuJJ exre.nt-~itted by law art) person made o.r th.n'a~ tobe made. a party to any oction suitor proceeding, whe0.1er civiL aiminal, administrative or investigative, by rQa&On :,f th~ fact thnt su ch pc:!n.Qn or t udt p¢.t$(1.rt'$ tc8btcq- or lni:.btr: Ui or w;.lt 3 director, dflceror employee. of the Corporation seives or serted al the reque.,;t of the Corporation i:I.S a uirector, o!(irer, employee or agent 0£ 41\o~r enterprise. Expcmt:s, Including ,ttomeys' fees, incurred t,y any such person in defending against such oction, slllr or proceed.Ing may be paid In a1vance of the final dJspo,ldon of sw:h action, suJI or pto<:Eed.ing by the Corporation upon receipt by it cf an undertaking ofsuch person to repa)' such expenses if it >hall be ultimately determined that ;uch person is not entitled to be indemnified by the Corp<>ratim. For purpose; of this S<ctiot; the term 'Corporation• shall include any predecessor of U,e Corporaton and any constituent Corporation absorbed by the Col'pa'ation in consolidation 01 merger; the t~.rm "other ti\tetprise,, shall include any corporation. partnership, joint venlure, trust or employee benefit plan; sewic,e '"at the request of the Cotporation" shallinclud~ &ervfoes .IS_.. direc:;:tor,..dficeror employee of t1,e Corporation which impoSi?S duties on, or involves services b:r, such d.iriictor, o(fkcr or cmployeo with re6poct tc Qt\ eooplO)'..X: 00!\cfit plru), its participants or beneficiaries; any excise taxes assessed on• penon \o,ith rtSpect to an mlployec bendit phtn :..hn.11 be J.rxmt:c.l tl.l bf: t1,J~1nnifinb.le t:(pen.se.<i; d!ld actiott by a perscn witlt re9pect to anemp!oyee benefit plan wh.ich such ~rson reasonable believes t¢ be in th~ interest of the partldpa.a.ts an:t beneflctarfes of such ptm.shAll be deemed to be acilon not opposed to the t>,st in,crcsts of the Corporation ADOPTION OF BYLAWS DY SOLE TNCORl'OJlATOR OF All.& Mclor Vehlclc:-:s Inc The mdersigned., as sole incorporator of Allis Motor Ve:'licles lne, a Delaware corporaticn (the "Corporation'), hereby adopts the attached bylaws as the byla»~ of the Corporation. By· Mru:k Hanchett, 5:>le lncorfOratar CERTIFICATE BY SECRET ARY Of ADJPTION OF BYLAWS BY SOL£ INCORPORATOR OF Atl:s Motor Vehicles Inc The mdersigned, Mark Hanch~tt. as Secn!tary of Allis Motor Vehicles Loe, a Delaware corporation (lhf "Corporation'), herebycerliJies tt,e attached document is a true and omplete copy of the bylaws of the Corporation anC that such by Jaws were duly adopted by tl\eperson appointed in thf' r"PrtiRl"'::lh>nf l n-ol'[""'f':.ltinn tQ ~,:t M th~ sole incorporator of I.he Corpo1atio~ on the date set forth below IN WITNESS WHEREOF, the under.;ignoo has executed this certificate as of Occel.'l\bcr 6, 2017 Mad< ttancfiett Seoetary - ACTION BY UNANIMOUS WRl'ITEN CONSENT IN UEU OF ORGANIZATIONAL MEETING BY THE BOARD OF DIRECTORS OF Atlb Motor Vfhides lnt, a C►-laware Corpmation The undersigJled, constttuting all of the members of Ile board of dir«:tors (the "BoardN) of At& Motor Vehjcles Inc, a Delaware corporation(the.Cotporation), in lieu of holding a meeting of the Board, hereby coruent lo the taking of the actions set forth herein. arnl the approval and adopbon of the following 1esoltti.oru by th.is u.nanitnous written con.sent("WrittenCoruent"1 pursuant t() SEction 141 ,f tht Delaware General Corporation La'Y t-..tld. th4 Bybi:wS; of th~ Corporation: CC!.rtificate of lnrorpora.tion RESOLVED, that the CertiJicate ex Incorporation of th! Corporarion filed with the Delaware Secretar}' of State hereby is adopted, ratifitd a!'d affirmed i-n a0 re$pecis. RESOLVED FURTHER, that the Secretary of the Corp,ration is authorized and directed tc insert a ce.rtified copy ofll:he Certificate of [na;,rp0ration ln t:Jie Corpor.1tion's minute book. Stock lssUU\ce RESOLVED, !hill th~ uffi.;e_r:i Q{ tlic:: Cv.r_po.r,c1tion a.ri: lu.rcby"'uU'1dzed lo ~~ue: and ..,11 shares of common stock of ~,e Corporation, $0.001 p,.r value (the "Shares"), Whicii th~ Boanl hen-by de:rertniJ\~S to be the fair market vab.:l! uf the Corporation's common =ck as of tlie date hereof, to each person named b<!low (the "Stockholder"), m the amowlts specified opposite ea.Cf ~name in exchange for ca;h or contributed property as follows: Name of S:ockholde, T<>tal Purchase PcicefSl 10,000,000 Sl0,000,00 RESOLVED FURTHER, that the Board hercl>y detcmine$ that th~ c~deration IO be receked for the above-inention.ed Shares is adequate for the Corporation's purposes, .uld thaL the !Sall! .md bsw.nce of the Sha.res to each o f lbe above-named persons shall be conditioned upon receipt by the Corporatior of the purchase price of said Share; and final copies of au appropriate documentition required by Corporation. RESOLVED FURTHE~ thMupon th~ 5Suance. and sale in accordance with the foregoing ;e.olutions. such Shares shall be va.hdly issued, fuiy paid and non-assessable sh~ of c::>mmon stock of the Corporation. RESOLVED

FURTHBR. tho: the offic,rs of the Corpaation are hereby autl1orized and directed, for and or, behalf of the Corporatioo, (i) to take all actions necessary to comp1y witn apptie:lbl& l.i,vs with respect to the sale a,,d icsuruice o! the Sh.ares, (iii to thereafter execute and deliver <m behalf of the Corporaticn, pursuant to th¢ w.1thorlzntion ..:tbovc, ,h,u-e certticates 1-epre~ting the S.1aro$~t forlh c1bove, and (iii) to tak? any such other action as they may deem nec,ssa'l' or appropriate to carry out the &uance of the Sha~S and intent of these resoluliot1-s El~tion ex Officers m~,nr :v1-:n. th:\t tfip fnllnwin3 ir1Qivii.!1.1.aJsru-q hQ.Nilb:1 Q{Mtld to i.orve in the officts of ihe Corporatiot1 set forth opposite their m.mes until their successors are duJy elecbed and quialifiC!d, or th¢ir ~'lrlicr de-1th, resignation or renoval: President: ~,k Hanchell Treasurer: Mark Hanchett SetretaJy· Muk Hanchett Chief Executive Officer. Ma:.k Hm,chett Corporate Records and Minute Bode RESOLVED, that the officers of the Corporation are rereby authotiz~ and directed t1> procure aJJ carporah"" bo:x,ks, hooks oJ :..<count anc. stock books that may be required ty the laws of Delaware o: of any foreign jurisdiction in which the Corporatit>n r'rlb)' do b"Usinc,5 or which m-1y be 1-..cccssa.ry or ~,ppropl\ilte in e<mm:<:titm witl, the business cf the Corporation. RllSOL VED FURTHER. thal the officers of the Corpo:ation are authorized and llitoctea to rnai.nt.ilil a m.inut~ bookctmtaining the CertificatE of lncorporatfo1\, as filed with •nd certified by the office of the Delawrue s«retary of State and as may be iUllended .Tom time to time, its Bylt.ws and any amendmenb tbereto1 and the minutes of any and all meetings and actions of the Board, Board commitees and the Corporation's stockholdtrs, together with such other documents1 incloding this Written Coru;ent, as tbe Corpo:ation, the Board or the C:>rpo1ation1s stockholders ,;hall from tim~ I:() tim~ direct and to er6ure that an up to date copy is also kept at tltt priocipal t'Xecutiveoffict oC the Cor.,,oration (as designated b~low). Batifratirn of Action'- hv lnromoml-Qr RESO'L VE.O, th~t th~ Action by Wr,itte:\ Cotl.S(!ntol tru Solt lrtoorporator dated December 6, 2017 ard all acti.ol'l.$ taken by theC<,rp;naition's )()le incorporator, LegalZoom.comi Inc. cmd iLs agents. in conni?ctiQn with the formation of the Coq:x>ration are hereby in all respects approved, ratified and affirmed for and on behalf of the Corporation. RESOL YEO, that until othOJWUio dG-tonninod 1:-y th9 foard tho fset:al yoar of thii Corporation shall end on Dec..mbo, 31. Principal Bxecu:tive Office RB50LVED, that the principal executi\fe office Of the ::orporatian shall initiaUy be located at 7259 East Pcsada Ave_ Mesa Arizona 85212. Bank Accounts RESOLVED, that 1hc officer, of the Corporation are hereb)• authorized and d.i.rected hl establish, maintain and dose one or more accounts in the name d the Corporation for the funds of the Ca-poration with any feder.Uy insured 0011k or similar dc-po,ilorr; tt:, (:ftu.:;e to be depo..,:;H~~ from Lime to lime, i.n such aaouHCS, sud\ funds of the Corporation as such officet deems nocessary or advisable, and to designate, change t,r rcvoki! Ute tlcsig;natiun. fru.m ~ to tl.J.ne, of the otik-er oroffi~ 01 agt!lu or agents of~" Corporation authorized to make such deposits and to ngn or countersign checks, drafts or ether orders for the payment of money issued in the name of the Corporation against arr1 funds deposi!N in any of such ae<ount:s; and to nakesuch rules and regulations with respect to such acoow\ts as soch cfficets may deem ne:essary or advisable,and to con,plete, execute and deJjver any documeats as banks and similar fitta1\Cial L"\Stitutions.customarily re.iuire to establish any such aoo:>unt and to exercise tho authority granted by this m~lution induding. but not Hnited to, customary signature :ard forms and form banking resolutions. RESOLVED FURTHER thalall form resolution.srequired by any such di!posito~, if ru\y, Afeadoptcdin nchfom\ used by .,-uch d~itory by thU Bo:-.rd, :i..nd that U,e 5«:retary is authorized to c"11ify such resolutions as having beon adopted by the tsoard anci directed to insert a copy of any such form resoluti.ms In the minute bcok of the Corporation. REOLYEDTIJRTHER. that any such depOSitory to whkha coitifiedcopyof u,..., resolutions has been deli'lered by the Secretary ol the Corp«ation is entitled to rely upon such resolutions for all p&rp0se:§ u1\lil it 5;_h:ill hi.we r¢<:t-.ivcd written notice of the revocation or amendment of these resolutions, as adopted by the Board. Oμahlicaoon to ao HusinfSS RE50Ll'ED, that the officer> of the Corporation are h,reby autoorized and direcled fur and on behal/ ol the Ca-poration IO take such acion a, they may deem necessary :_,r advisable to effect the qualification of th~ Corpcration to do business as a fortO'St,rn ,.,.rr::-rntinn in ,,.~rh ~M.t" thr.t t'1eoffi~rs rru'IY di;tE.?tmillll to- N: noceu;uy or appropria-:e:1 or to withdraw from o: terminate the Corporation's qualification to do Qu.GmOGs l1'i :any s1.1.ch6t.ltc. RESOLVED FURTI-~ Ll1i:,t dJlY ~lulion, which i11co1U11Xtion with the foregoing ;hall be certified by the Secretary of the Corporaticn as havmg been adopted by the Board pursuant to th.ts Wrt1tm Ccnsem shall be deem~CL adOpted purSuam to this Written Consent \vith. the same fore and effect as if presente.:l to the Board and adopted !hereby or the date of this Written Consent, and shall be incladed in the minute book Q/ the Corpo·ation. Payment cf Expenses RE50LYED, that the officers.. of the Corporation are h-!te:by authorized and directed tc-~)' Q]J c1\penot~ of the U\corporotion ru-d organiution o( 1.-ht Coipor.-1tion, including reimbursing any peoon far such person's verifiabl, expenses therefor. Agent tor service of Process in Delaware REOLYED, that HARVARD BUSINF.SS SERVICES, INC. ,hall be appointed the Corporation's agent for service of p:OC'ess in OeJaware. Suhs:bapu,: $ FJectioo RESOLVED, that the Corpo-atio.J\ i;ifolll (ll'Xt to be t:11.!tted as a Nsm:ill businet,s corporation" for income lax pu,po._,. under Subchapte, S of Chapter 1 ol the Internal Revenue. Code of 1986,.and unde.r I.he ptualltl provi.:sioru of lJ:e laws of tlle stated Delaware and that the officers of tlu! Corporaijon are hereby authorized and directed lo complet~ and file vr cause to re ftle:i an EloctiOl"I by a Small Uusiness Corporation with the lntcrrul Revenue Sen ice pwsumt to Section 1362(a) of the lniemal Revenue Code and obtaio the written coosent of each stockholder of the Ol,poration lo such Subchapttr 5 election and fUe such :onsent at the same time 1$ the EJection by a SmaU Business Corporation, or within an extended pericd of time as may be granted b)1 the lntPm:'11 R-'W>nuP .~virP AuthQriut:ion of Further Actions RESOLVED, that the officer, of the Corporation are, md each o/ them hereby is, authorized., empowered and dl.rectw., for and on behalf of tru Corpotation, to execute all docummts and to take all furthcr action5 they may deem i\ocessary, appropriate or advisable IO effect the purposes of Mch of the foregoing reso:utions. RESOL VEO, that a.ny a.Ild all actions taken by any off.cer d the Corporation in coMectioa with the matterS r.ontem.plated by the fm'egoin.g r~lutionsare he.reby approved, ratif.,d and confirmed ir, all respects as fully as if 1uch actions had been p~lk!d 'to t:h4l Bo::1rd for .1pproval prior to su.ch action~ bci11g b.k(:n. lN WITNESS WHEREOF, e~h <,/ U,e 1.md~u.igncd,, bt:ing all the directors of U\e Corporation, has executed this Written Consent as of the datt set forth below Date: December 6, 2017 Directors: ---- Mark Hanchett ::, LAWS BYLAWS OF Atlis Motor Vehicles Inc, a EXHIBITS FORM OFSTOCI< CEI\TIFICAlE A1r\21s ... 10• .... , ~~·· STOCK CERTIFICATE 6Mt:MIIMOf ____ WABorCOWM»iST~O· Al\JUIOlOlw-&QUHC. ONnt6MYOf __ .. ,ot __ 111n1(J(UI __ _ Si;I/AlUR!: .. ,,.,,... "'"""" ""'